UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020 (May 18, 2020)

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Blvd, Suite A26

Woodcliff Lake, NJ 07677

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 314-9570

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On May 22, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Timber Pharmaceuticals, Inc. (“Timber” or the “Company”) resolved to continue to engage BPM LLP (“BPM LLP”), an independent registered accounting firm, as the Company’s independent registered public accounting firm to review the Company’s condensed consolidated financial statements for the three month period ended April 30, 2020, and, following BPM’s review of the Company’s condensed consolidated financial statements for the three month period ended April 30, 2020, to terminate BPM’s engagement and appoint KPMG LLP (“KPMG”), as the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements.

BPM has since completed its review of the Company’s condensed consolidated financial statements for the three month period ended April 30, 2020, and Timber terminated its relationship with BPM effective June 30, 2020.

The reports of BPM on the Company’s consolidated financial statements for the fiscal years ended January 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that, the reports on the consolidated financial statements of the Company as of and for the years ended January 31, 2020 and 2019, each contained a separate explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended January 31, 2020 and 2019 and the subsequent interim period through June 30, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the fiscal years ended January 31, 2020 and 2019 and any subsequent interim period through June 30, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than:

For the fiscal year ended January 31, 2020, the Company reported material weaknesses in its internal control over financial reporting, relating to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and Securities Exchange Commission (“SEC”) guidelines.

For the fiscal year ended January 31, 2019, the Company reported material weaknesses in its internal control over financial reporting, relating to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines.

The Company has provided BPM with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that BPM furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether BPM agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of BPM’s letter to the SEC dated July 2, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On June 30, 2020, the Audit Committee approved the appointment of KPMG as the Company’s new independent registered public accounting firm, effective immediately. During the fiscal years ended January 31, 2020 and 2019 and the subsequent interim period through June 30, 2020, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, in May 2020, the Company acquired Timber Pharmaceuticals LLC (“Timber Sub”), its wholly owned subsidiary, by way of a reverse merger transaction in which Timber Sub is treated as the acquirer for financial accounting purposes. On June 30, 2020, therefore, the Board approved a change in the Company’s fiscal year end from January 31 to December 31, the fiscal year end of Timber Sub.

In accordance with SEC guidance, no transition report is required in connection with the change in the Company’s fiscal year end. Accordingly, the Company intends to file a Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
16.1	Letter from BPM LLP, dated June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.
a Delaware corporation
(Registrant)

Date July 2, 2020	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer